                                                                  Exhibit 10.1









                              TRIBAL-STATE COMPACT
                       FOR REGULATION OF CLASS III GAMING
             ON THE MISSISSIPPI BAND OF CHOCTAW INDIANS RESERVATION
                                 IN MISSISSIPPI



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                                TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----
SECTION 1.        TITLE...........................................................................................2

SECTION 2.        FINDINGS........................................................................................2

SECTION 3.        DECLARATION OF POLICY...........................................................................3
         3.1      Common Concerns.................................................................................3
         3.2      Positive Tribal Impacts.........................................................................3
         3.3      Positive State Impacts..........................................................................3
         3.4      Protection of Citizens..........................................................................3
         3.5      Fairness........................................................................................3

SECTION 4.        DEFINITIONS.....................................................................................4

SECTION 5.        JURISDICTION....................................................................................8
         5.1      Allocation of Jurisdiction......................................................................8
         5.2      Cross Deputization..............................................................................9
         5.3      No Grant of General Jurisdiction to State.......................................................9

SECTION 6.        CLASS III GAMING................................................................................9
         6.1      Compliance with Compact and IGRA................................................................9
         6.2      Inspectors.....................................................................................10
         6.3      Reporting of Violations........................................................................10
         6.4      Quarterly Meetings.............................................................................11

SECTION 7.        REGULATORY STANDARDS FOR CLASS III GAMES.......................................................12
         7.1      Common Interest................................................................................12
         7.2      Minimum Age for Players........................................................................12
         7.3      Inspection by State............................................................................12
         7.4      Posting of Table Game Rules....................................................................13
         7.5      Regulations Governing Class III Gaming.........................................................14
         7.6      Class III Net Revenues.........................................................................14
         7.7      Exclusion of Persons...........................................................................14

SECTION 8.        LICENSES, WORK PERMITS AND BACKGROUND INVESTIGATIONS OF EMPLOYEES AND MANAGERS.................16
         8.1      Confidential Records...........................................................................16
         8.2      Licenses and Work Permits Required.............................................................17
         8.3      Application Process for Class III Gaming Licenses; Background Investigations...................19
         8.4      Application for Class III Gaming Work Permit; Procedure........................................20
         8.5      Automatic Disqualification for or Revocation of License or Work Permit.........................21
         8.6      Denial, Suspension or Revocation Based Upon Written Findings...................................22
         8.7      Discipline of Employees and Licensees..........................................................22
         8.8      Employee Gaming................................................................................23

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         8.9      Paying Players.................................................................................23
         8.10     Management Contract with Licensed Contractor...................................................23

SECTION 9.        COST OF OVERSIGHT REGULATION, ENFORCEMENT, IMPROVEMENTS AND PROMOTION..........................24
         9.1      Expense Reimbursement..........................................................................24
         9.2      Promotion of Tourism...........................................................................25

SECTION 10.       DISPUTE RESOLUTION.............................................................................26

SECTION 11.       RESERVATION OF RIGHTS UNDER THE IGRA...........................................................27

SECTION 12.       ALCOHOLIC BEVERAGE LICENSE.....................................................................28

SECTION 13.       SEVERABILITY...................................................................................28

SECTION 14.       NOTICES........................................................................................28

SECTION 15.       EFFECTIVE DATE AND DURATION....................................................................29
         15.1     Effective Date.................................................................................29
         15.2     Duration.......................................................................................29

SECTION 16.       AMENDMENTS.....................................................................................29

SECTION 17.       ENTIRE AGREEMENT; SUCCESSORS AND ASSIGNS.......................................................29

SECTION 18.       GOVERNING LAW..................................................................................30

SECTION 19.       JUDICIAL ENFORCEMENT...........................................................................30

SECTION 20.       AUTHORITY TO EXECUTE...........................................................................30

                                       ii

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EXHIBIT A -  Restated Title XV of Tribal Code, Chapters 1 and 3

EXHIBIT B -  Choctaw Gaming Commission Regulations Governing the Conduct of
             Class III Gaming

                              TRIBAL-STATE COMPACT
                       FOR REGULATION OF CLASS III GAMING
             ON THE MISSISSIPPI BAND OF CHOCTAW INDIANS RESERVATION
                                 IN MISSISSIPPI


WHEREAS, the State of Mississippi (hereinafter "State") and the Mississippi Band of Choctaw Indians, a federally recognized Indian tribe organized under the Indian Reorganization Act of 1934, (hereinafter "Tribe") are separate sovereigns, and each respects the laws of the other sovereign; and

WHEREAS, the Congress of the United States has enacted the Indian Gaming Regulatory Act (hereinafter "IGRA"), Public Law 100-497, 102 Stat. 2467, 25 U.S.C. Sections 2701 to 2721, creating a mechanism through which the State and the Tribal governments may allocate jurisdiction and control of gaming activities which occur within the federally recognized boundaries of land wherein exclusive jurisdiction is vested in a Tribal government; and

WHEREAS, the State permits and regulates certain gaming activities within the State (but outside Tribal lands) pursuant to the powers established by Sections 97-33-1 et. seq. and Sections 75-76-1 et. seq. of the Mississippi Code of 1972, as amended; and

WHEREAS, the Tribe, exercising powers of self-government as set forth in the Tribal Constitution adopted under the Indian Reorganization Act, 25 U.S.C. 476, and acting by and through its duly organized Tribal council, has enacted (i) Ordinance No. 40 authorizing Class III (Casino-Type) gaming activities on Tribal lands pursuant to rules and regulations contained in the Tribal-State of Compact and (ii) Resolution CHO-1-93 authorizing the Tribal Chief and the Secretary-Treasurer to negotiate and execute with the State a Compact to allocate jurisdiction and control of these gaming activities and (iii) Ordinance No. 16-R amending the Tribal Code to create the Choctaw Gaming Commission; and

WHEREAS, the IGRA requires that the State negotiate in good faith with the Tribe to develop a Tribal-State Compact for Class III gaming on Tribal lands; and

WHEREAS, the Tribe and the State mutually agree that the conduct of Class III gaming under the terms and conditions set forth below will benefit and protect the citizens of the Tribe and the State, consistent with the objective and requirements of the IGRA;

NOW THEREFORE, in consideration of the mutual undertakings and agreements hereinafter set forth, the Tribe and the State enter into the following intergovernmental Compact.

SECTION 1. TITLE

This document shall be referred to as the "Tribal-State Compact for Regulation of Class III Gaming on the Mississippi Band of Choctaw Indians Reservation in Mississippi".

SECTION 2. FINDINGS

As the basis for this Compact, the Tribe and the State have made the following findings:

         2.1 A principal goal of Federal Indian policy is to promote tribal economic development, tribal self-determination and strong tribal government;

         2.2 The Tribe and the State find it to be consistent with the IGRA, and the public health, safety and welfare, to regulate Class III Gaming pursuant to this Compact.

         2.3 The Tribe has the right to license and regulate gaming activity on Tribal lands in accordance with the IGRA and this Compact.

         2.4 The Compact shall govern the licensing, regulation, and operation of Tribal Class III Gaming conducted on Tribal lands located within the State.

         2.5 The Compact will provide the Tribe with the opportunity and responsibility to operate Class III Gaming in a way that will benefit the Tribe economically, ensure fair operation of the games, and minimize the possibilities of corruption and infiltration by criminal influences.

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SECTION 3. DECLARATION OF POLICY

         3.1 COMMON CONCERNS. The Tribe and the State, through this Compact shall attempt, in good faith, to address the legitimate common concerns of both parties.

         3.2 POSITIVE TRIBAL IMPACTS. The State recognizes the positive impacts that gaming may provide to the Tribe. The Tribe will utilize revenues generated by gaming to fund programs that provide various vital services to Tribal members. These programs may include education, health and human resources, housing development, road construction and maintenance, sewer and water projects and economic development, tribal administration or any other purpose authorized under the IGRA.

         3.3 POSITIVE STATE IMPACTS. The State recognizes that the positive economic effects of such gaming enterprises may extend beyond Tribal lands to the Tribe's neighbors and surrounding communities, and may help to foster mutual respect and understanding among Indians and non-Indians.

         3.4 PROTECTION OF CITIZENS. The Tribe and the State want to protect their citizens from any criminal involvement in the gaming activities regulated under this Compact.

         3.5 FAIRNESS. This Compact is intended to assure that Class III Gaming is conducted fairly and honestly by the Tribe, its contractors and employees and the players.

SECTION 4. DEFINITIONS

The provisions of the Compact relating to definitions, tense, number and gender apply and govern the interpretation of the Compact, except when otherwise plainly declared or clearly apparent from the context.

         4.1 "CARD GAME" means a game that is defined as a Class II game in the IGRA in which the Casino operator is not a party to wagers and from which the Casino operator receives compensation in the form of a rake-off, a time buy-in, or other fee or payment from a player for the privilege of playing, and includes but is not limited to the following: poker, bridge, whist, solo and panguingui.

         4.2 "CASINO" means one or more rooms or buildings wherein Class III Gaming is conducted and includes any bar, cocktail lounge, or other facilities housed therein as well as the area occupied by the games.

         4.3 CHOCTAW GAMING COMMISSION" means the regulatory body created by Tribal Ordinance No. 16-R for regulation of gaming activity on Tribal land.

         4.4 "CLASS III GAMING" means all gaming that is not Class I or Class II gaming as defined in the IGRA and which is regulated under the terms of this Compact.

         4.5 "EQUIPMENT" means any mechanical or electronic contrivance, component or machine used remotely or directly in connection with gaming or any game that would not otherwise be classified as a Gaming Device, including dice, playing cards, links which connect to progressive slot machines, devices which affect the proper reporting of gross revenue, satellite transmission and receival devices, computerized systems of betting at a race book or sports pool, computerized systems for monitoring slot machines and devices for weighing or counting money.

         4.6      "FUNDS" AND "REVENUE" means money or any other thing of value.

         4.7 "GAME" AND "GAMBLING GAME" means any game played with cards, dice, equipment or any mechanical or electronic device or machine for money, property, checks, credit or any representative of value, including, without limiting the generality of the foregoing, faro, monte, roulette, keno, bingo, fan-tan, twenty-one, blackjack, seven-and-a-half, big injun, klondike, craps, poker, chuck-a-luck, chinese chuck-a-luck (dai shu), wheel of fortune, chemin de fer, baccarat, pai gow, beat the banker, panguingui, slot machine, and any other banking or percentage game. In addition, parimutuel wagering, race book and sports pools shall be considered allowable games hereunder only if such games are allowed under the laws of the State.

         4.8 "GAMING" AND "GAMBLING" means to deal, operate, carry on, conduct, maintain or expose for play any game as defined in
                  Section 4.7.

         4.9 "GAMING DEVICE" means any equipment or mechanical or electronic contrivance, component or machine used remotely or directly in connection with Gaming or any Game which affects the result of a wager by determining win or loss. The term includes a system for processing information which can alter the normal criteria of random selection, which affects the operation of any game or which determines the outcome of a game.

         4.10 "GAMING EMPLOYEE" means any person employed directly by the Tribe or its authorized agent to conduct any Game, including: boxmen; cashiers; change personnel; counting room personnel; dealers; employees of manufacturers or distributors of gaming equipment within this State whose duties are directly involved with the manufacture, repair or distribution of gaming equipment in the Casino; employees of operators of slot routes who have keys for slot machines or who accept and transport revenue from the slot drop; floormen; hosts or other person empowered to extend credit or complimentary services; keno runners: keno writers; machine mechanics; odds makers and line setters; security personnel; shift or pit bosses; shills; supervisors or managers; and ticket writers. "Gaming employee" does not include bartenders, cocktail waitresses or other persons engaged in preparing or serving food or beverages.

         4.11 "INDIAN GAMING REGULATORY ACT OR "IGRA" means Public Law 100-497, 102 Stat. 2467, 25 U.S.C. Sections 2701 to 2721
                  (1988), as it may be amended from time to time.

         4.12 "MISSISSIPPI GAMING COMMISSION" through September 30, 1993 means the State Tax Commission, and thereafter means the Mississippi Gaming Commission established pursuant to the Mississippi Gaming Control Act found in Title 75, Chapter 76 of the Mississippi Code of 1972, as amended.

         4.13 "NATIONAL INDIAN GAMING COMMISSION" means the commission established pursuant to the IGRA if such commission is operating pursuant to its promulgated rules and regulations, and prior to such time, shall mean the Secretary.

         4.14     "PAY OUT" means:

                  1. Money, tokens, credit to a player's account, and the actual cost to the Tribe's Casino operation of personal property, other than travel expenses, food, refreshments, lodging, or services, distributed to a player as the result of a legitimate wager; and

                  2. Cash Paid directly to an independent financial institution by the Tribe's Casino operations for the purchase of an annuity designed to pay a player's winnings over several years.

         4.15 "PARIMUTUEL SYSTEM OF WAGERING" means any system which whereby wagers with respect to the outcome of a race or other sporting events are placed in a wagering pool conducted by the Tribe and in which the participants are wagering with each other and not against the operator.
                  The term includes off-site pari-mutuel wagering. It is agreed that gaming utilizing the parimutuel system of wagering shall be allowable games as defined in Section 4.7 herein only if such parimutuel system of wagering is allowed on non-Tribal lands under the laws of the State.

         4.16 "PREMISES" means land together with all buildings, improvements and personal property located thereon.

         4.17 "PROGRESSIVE KENO GAME" means a game with a payoff limit that increases by a predetermined amount as the game is played, which limit is at all times exhibited on an indicator visible to the public. "Progressive keno game" includes video progressive keno devices.

         4.18 "RAKE-OFF" means a percentage of the total amount anted and wagered by players during a hand in a card game.

         4.19 "SECRETARY" means the Secretary of the U.S. Department of Interior.

         4.20 "SLOT MACHINE" means any mechanical, electrical or other device, contrivance or machine which, upon insertion of a coin, token or similar object, or upon payment of any consideration, is available to play or operate, the play or operation of which, whether by reason of the skill of the operator in playing a gambling game which is presented for play by the machine or application of the element of chance, or both, may deliver or entitle the person playing or operating the machine to receive cash, premiums, merchandise, tokens or any thing of value, whether the payoff is made automatically from the machine or in any other manner.

         4.21 "SPORTS POOL" means the business of accepting wagers on sporting events by any system or method of wagering other than the system known as the parimutuel method of wagering; provided, however, that such wagers shall be allowable gaming under this Compact only if such wagers are allowed on non-Tribal lands under the laws of the State.

         4.22     "STATE" means the State of Mississippi.

         4.23     "TRIBE" means the Mississippi Band of Choctaw Indians.

         4.24 "TRIBAL CHIEF" means the principal executive officer of the Tribe.

         4.25     "TRIBAL COUNCIL" means the governing body of the Tribe.

         4.26 "TRIBAL LAND" means all lands within the limits of the Mississippi Band of Choctaw Indians' federally recognized reservation and shall be synonymous with the term "Indian lands" as used in IGRA.

         4.27 "VIDEO GAMES OF CHANCE" means electronic video devices that simulate games commonly referred to as poker, blackjack, craps, hi-lo, roulette, or which line-up symbols and numbers, or other common gambling forms, which are activated by the insertion of a coin, token, or currency, and which award game credits, cash, tokens or replays, and contain a meter or device to record unplayed credits or replays.

SECTION 5. JURISDICTION

         5.1 ALLOCATION OF JURISDICTION. For purposes of regulating Class III Gaming and enforcing the requirements of this Compact, (i) the Tribe shall exercise exclusive criminal and civil jurisdiction over Tribal members and all other Native Americans, to the extent allowed by federal law; (ii) the Tribe and the State shall exercise concurrent civil jurisdiction over the Class III Gaming activities as set forth in this Compact; and (iii) the State shall exercise exclusive criminal jurisdiction over non-Indians; provided however, that nothing contained in this Compact shall be deemed to modify or limit federal criminal and civil jurisdiction as provided by federal law over the Class III operations authorized under this Compact. The Tribe shall maintain its own security force which will have primary law enforcement responsibilities on the premise.

         5.2 CROSS DEPUTIZATION. The parties hereto, to the extent permitted by law, agree to enter into cross deputization agreements as may be necessary and proper to facilitate the enforcement of the civil and criminal jurisdiction recognized under the Compact.

         5.3 NO GRANT OF GENERAL JURISDICTION TO STATE. Nothing contained in this Compact grants, or shall be construed to grant, to the State or any agency, department of commission thereof, general state civil regulatory or taxing authority, or criminal jurisdiction, over the Tribe or its lands, property, members or activities, except as expressly authorized under this Compact.

SECTION 6. CLASS III GAMING

         6.1 COMPLIANCE WITH COMPACT AND IGRA. The Tribe is authorized to own and operate one or more Casinos for the purpose of conducting Class III Gaming on Tribal Lands, provided that such Class III Gaming, is conducted in accordance with the terms of this Compact and the IGRA. It is recognized and agreed that no Class III Gaming shall be conducted by the Tribe on lands newly acquired by the Secretary in trust for the benefit of the Tribe after October 17, 1988, unless located within or contiguous to the existing boundaries of the Tribe's reservation as of October 17, 1988 and if the Secretary, after consultation with local officials, as required by 25 U.S.C. Section 2719, determines that such Gaming on newly acquired lands would be in the Tribe's best interest and would not be detrimental to the surrounding community, but only if the Governor of Mississippi concurs in such determination. The primary responsibility for the on-site regulation, control and security of the Gaming operation authorized by this Compact, and for the enforcement of this Compact, shall be that of the Choctaw Gaming Commission.

         6.2 INSPECTORS. The Choctaw Gaming Commission shall employ qualified inspectors or agents under the authority of the Choctaw Gaming Commission. Said inspectors shall be independent of the Tribal Gaming operation, and shall be supervised and accountable only to the Choctaw Gaming Commission.

         6.3 REPORTING OF VIOLATIONS. A Choctaw Gaming Commission inspector shall be present in the Casino during all hours of Gaming operation, and shall have immediate access to any and all areas of the Class III Gaming operation for the purpose of ensuring compliance with the provisions of this Compact and Tribal Ordinances. Any violation(s) of the provisions of this Compact, or of Tribal Gaming Ordinances by a management contractor, a Gaming employee, or any person on the Casino premises whether or not associated with the Tribal Gaming operation shall be reported immediately to the Choctaw Gaming Commission. The Choctaw Gaming Commission shall forward copies of all completed investigation reports and final dispositions to the Mississippi Gaming Commission on a continuing basis. If requested by the Choctaw Gaming Commission, the Mississippi Gaming Commission shall assist in any investigation initiated by the Choctaw Gaming Commission, and provide other requested services to ensure proper compliance with the provisions of this

                  Compact, Tribal Gaming Ordinances, laws of the Tribe, or applicable federal laws.

         6.4 QUARTERLY MEETINGS. In order to develop and foster a positive and effective relationship in the enforcement of the provisions of this Compact and to keep the Choctaw Gaming Commission and the Mississippi Gaming Commission informed as to both of their separate Class III Gaming regulatory actions, representatives of the Choctaw Gaming Commission and the Mississippi Gaming Commission shall meet, not less than on a quarterly basis, to review past practices and activities during the preceding calendar quarter of the separate Class III Gaming regulatory programs of the Tribe and the State. The meetings shall take place at a location selected by the Choctaw Gaming Commission. The Mississippi Gaming Commission prior to or during such meetings shall disclose to the Choctaw Gaming Commission any concerns, suspected activities or pending matters reasonably believed to possibly constitute violations of this Compact by any person, organization or entity.

SECTION 7. REGULATORY STANDARDS FOR CLASS III GAMES

         7.1      COMMON INTEREST

                  (1) In recognition of the valid public policy interests of the State and the Tribe, regulatory standards are hereby established for Class III Gaming operated and played within Tribal lands.

                  (2) The Choctaw Gaming Commission shall adopt and maintain, at all times during which the Tribe conducts any authorized Class III Games, regulations at least as restrictive as those set forth herein.

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

                  (3) Nothing in this Section shall limit the rights or remedies available to the parties under the IGRA.

         7.2      MINIMUM AGE FOR PLAYERS

                  No person below the age of 21 on the date of Gaming shall be permitted to play any Class III Game. If any person below the age of 21 plays and otherwise qualifies to win any Class III Game which requires notice and payout by the operator of the facility, the prize shall not be paid, and the estimated amount wagered during the course of the game shall be returned to the minor. Nothing in this Section 7.2 shall be deemed to limit civil fines, penalties and other remedies against licensees or employees pursuant to Section 8.8 herein.

         7.3      INSPECTION BY STATE

                  (1) The Choctaw Gaming Commission shall have the right to conduct or cause to be conducted announced or unannounced inspections of all Gaming operations to ensure compliance with this Compact, Title XV of the Tribal Code, and all other applicable Tribal and federal laws and regulations, as amended from time to time.

                  (2) Agents of the Mississippi Gaming Commission or their designated representatives, upon the presentation of appropriate identification to the on-site Choctaw Gaming Commission official, shall also have the right to gain access, without notice during normal business hours, to all premises used for the operation of Class III Gaming or the storage of Class III Gaming equipment related thereto, and may inspect all Casino premises, equipment, or equipment maintenance records, in order to verify compliance with the provisions of this Compact. Inspections made pursuant to this Section shall not be conducted in a manner which disrupts normal business operations. At the completion of any inspection by the Mississippi Gaming Commission, copies of any investigative or inspection report shall be promptly sent to the Choctaw Gaming Commission.

         7.4      POSTING OF TABLE GAME RULES

                  The name and rules of each table game shall be posted and be clearly legible at or near each table in the Casino and must designate:

                  (1) The maximum rake-off percentage, time buy-in, or other fee charged;

                  (2) The number of raises allowed;

                  (3) The monetary limit of each raise;

                  (4) The amount of ante;

                  (5) Other rules as may be necessary.

         7.5      REGULATIONS GOVERNING CLASS III GAMING

                  Attached hereto and incorporated by this reference are Exhibit A (Tribal Code, Restated Title XV, Chapters 1 and 3) and Exhibit B (Gaming Conduct Regulations) governing the conduct of Class III Gaming under this Compact). The regulations attached as Exhibit B may be modified or amended by the Choctaw Gaming Commission, provided that no amendment to the attached regulations shall be effective unless approved by the Tribal Council and the Mississippi Gaming Commission, with approval not to be unreasonably withheld. The Choctaw Gaming Commission shall also have authority to adopt additional supplemental regulations consistent with this Tribal-State Compact, provided that the Tribal Council and the Mississippi Gaming Commission shall receive prior written notice of such supplemental regulations which shall become effective upon approval by the Tribal Council.

         7.6      CLASS III NET REVENUES

                  (1) Net revenues to the tribe from Class III operations shall be used to fund tribal government operations or programs, to provide for the general welfare of the members of the tribe, to promote economic development, to donate to charitable organizations, or to help fund the operations of local government agencies, and shall be expended only in accordance with budgets adopted by resolution of the Tribal Council.

                  (2) Class III revenues shall not be used to make per capita payments.

         7.7      EXCLUSION OF PERSONS

                  (1) No person placed on an exclusion list by the Choctaw Gaming Commission shall be permitted entry into any portion of a Casino. The Choctaw Gaming Commission shall maintain a list of persons to be ejected or excluded from licensed Class III establishments. The list shall be distributed to the Mississippi Gaming Commission and to Tribal law enforcement agencies. The Mississippi Gaming Commission shall likewise furnish the Choctaw Gaming Commission with its separately maintained exclusion list. The following information, to the extent known, shall be provided for each excluded person:

                           (a) The full name and date of birth and all aliases;

                           (b) A physical description;

                           (c) The effective date the person's name was placed
                               on the list;

                           (d) A photograph, if available; and

                           (e) The person's occupation and his current home and
                               business address; and

                           (f) The stated reason for the exclusion.

                  (2) The Choctaw Gaming Commission may place a person on the exclusion list pending a hearing if such person has:

                           (a)      Been convicted of a felony in any
                                    jurisdiction, of any crime of moral
                                    turpitude or of a crime involving Gaming:

                           (b) Violated or conspired to violate the provisions of the IGRA or this Compact relating to involvement in Gaming without required licenses, or willful evasion of fees or taxes;

                           (c) A notorious or unsavory reputation which adversely affects public confidence and trust in Gaming; or

                           (d)      Their name on any valid and current
                                    exclusion list from another jurisdiction in the United States.

                  (3) Upon a determination by the Choctaw Gaming Commission that a person comes under any one of the criteria listed in this section, such person may be placed on an exclusion list. Such excluded person shall be notified of the availability of a hearing by the Choctaw Gaming Commission.

                  (4) Any person who has been placed on any exclusion list may petition the Choctaw Gaming Commission in writing and request that their name be removed from the list.

                  (5) If the Commission or a subsequent tribal court of review finds in favor of the excluded person, then their name shall be removed from the exclusion

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

                           list and their exclusion shall be terminated as of the date of the action by the Commission or the court.

                           The Choctaw Gaming Commission shall provide prompt written notification to the Mississippi Gaming Commission of the action to terminate the exclusion. This notification also shall include the reason for the reinstatement action.


SECTION 8. LICENSES, WORK PERMITS AND BACKGROUND INVESTIGATIONS OF EMPLOYEES
           AND MANAGERS

         8.1      CONFIDENTIAL RECORDS

                  (1) The Choctaw Gaming Commission shall maintain a file listing all applications for Class III Gaming licenses and work permits and a record of all its actions on such applications, and such records shall not be confidential. The Tribe shall place the privacy and false statement notices on all applications for licenses and work permits in forms required by the regulations promulgated in accordance with the IGRA.

                  (2) Confidential information shall include (1) records and financial data acquired by the Choctaw Gaming Commission in carrying out its background investigations of potential Gaming entities, managers and key employees; (2) the identity of persons interviewed during the course of such investigations; and (3) proprietary financial data. Except as otherwise provided herein, confidential information is prohibited from public disclosure by the Choctaw Gaming Commission, the Mississippi Gaming Commission or by individual members of either commission. Confidential or proprietary records, in whole or in part, shall not be included as sections of or attachments to budget documents, annual reports, minutes or audit findings by either the Choctaw Gaming Commission or the Mississippi Gaming Commission. Copies of confidential or proprietary records may be forwarded to the National Indian Gaming Commission upon the written request of that agency or in compliance with the appropriate reporting requirements of the IGRA.

         8.2      LICENSES AND WORK PERMITS REQUIRED

                  (1) No entity or person shall enter into a binding management contract for operation and management of Class III Gaming with the Tribe or shall be hired as a management official or key employee of a Class III Gaming enterprise, unless such entity or person is the holder of a Class III Gaming license issued by the Choctaw Gaming Commission. The Choctaw Gaming Commission shall provide prompt notification to the Tribal Chief, the National Indian Gaming Commission, and the Mississippi Gaming Commission of any such Class III Gaming licenses. Separate licenses will be required for each place or location where Gaming is conducted.

                  (2) Persons not required to be licensed as management officials or key employees shall not be employed to work in a Class III Gaming enterprise, unless such person is the holder of a Class III Gaming work permit issued by the Choctaw Gaming Commission.

                  (3) For purposes of this Tribal-State Compact, a "key employee" shall include a Class III Gaming employee of the Tribe or a Tribal Class III Gaming licensee
                           (1) having the power to exercise any significant influence over decisions concerning any part of the operation, administration, supervision, or physical security activities of Gaming activities or (2) who receives a base salary from the Casino operator in excess of $30,000 per year. Without limiting the foregoing, any individual who has authority to hire or fire other Gaming employees or who is considered a "key employee" under regulations adopted by the National Indian Gaming Commission shall be considered to be a "key employee" of a Gaming enterprise.

                  (4) While on duty in a Casino, all licensed management officials, key employees, and permitted employees shall wear identification badges, including a photograph, title, license or permit number, signature and zones within the Casino to which he or she is permitted access. Undercover security personnel may be exempted from the display requirements of this paragraph.

         8.3 APPLICATION PROCESS FOR CLASS III GAMING LICENSES; BACKGROUND INVESTIGATIONS

                  (1) The Choctaw Gaming Commission shall require all applicants for Class III Gaming licenses (entities proposing to enter into Class III Gaming management contracts and management officials and key employees) to pay a nonrefundable application fee of $2,000 and to complete an application form containing sufficient information to allow a background investigation of the applicant, including without limitation all information required by regulations promulgated pursuant to the IGRA. The Choctaw Gaining Commission shall send a copy of the completed applications to the Mississippi Gaming Commission and the National Indian Gaming Commission. If the Choctaw Gaming Commission determines that investigative costs shall exceed the application fee, the Choctaw Gaming Commission shall notify the applicant in writing of the estimated costs to be incurred by the Choctaw Gaming Commission in performing or causing to be performed a background investigation, and the applicant must pay such estimated costs to the Choctaw Gaming Commission prior to the Choctaw Gaming Commission processing the application.

                  (2) The Choctaw Gaming Commission shall ensure that background investigations are conducted on all applicants for Class III Tribal Gaming licenses and that continuing oversight of management officials and key employees is conducted. The Choctaw Gaming Commission shall notify the Tribal Chief, the National Indian Gaming Commission, and the Mississippi Gaming Commission of the results of background checks on any Class III Gaming applicants and the findings concerning the eligibility of applicants for receipt of a license prior to issuance of any Tribal Class III Gaming license.

         8.4      APPLICATION FOR CLASS III GAMING WORK PERMIT; PROCEDURE

                  (1) Applicants for a Class III Gaming work permit shall complete an application form and shall furnish their fingerprints in duplicate on fingerprint impression cards and a current color photograph in duplicate to the Choctaw Gaming Commission. The photographs must be satisfactory to the Choctaw Gaming Commission and must have been taken not earlier than three (3) months before the date of filing the application. The applicant shall also sign a written statement certifying that the applicant is not automatically disqualified for a work permit in accordance with the standards set forth in
                           Section 8.6 below.

                  (2) An applicant for a work permit shall pay the application fee established by the Choctaw Gaming Commission, by regulation, which shall be sufficient to cover the costs of processing the application.

                  (3) The Choctaw Gaming Commission shall forward a copy of all applications for Class III Gaming work permits to the Mississippi Gaming Commission prior to granting the work permit.

                  (4) The Choctaw Gaming Commission may either grant or deny the work permit based upon its investigation and review of the application.

         8.5 AUTOMATIC DISQUALIFICATION FOR OR REVOCATION OF LICENSE OR WORK PERMIT

                  The Choctaw Gaming Commission shall deny or revoke Gaming licenses or work permits to persons or entities whose prior activities, criminal record, or records, habits and associations pose a threat to the public interest or to the effective regulation of Gaming or create or enhance the dangers of unsuitable, unfair or illegal practices and activities in connection with Gaming activities. All Class III Gaming licenses and work permits shall be reviewed and, if appropriate, renewed on an annual basis, with prompt notification to the Mississippi Gaming Commission and National Indian Gaming Commission of renewals of licenses. Should tribal laws be amended to permit such, licenses and permits may be renewed every two years after the first two annual renewals. Without limiting the foregoing, the Choctaw Gaming Commission must automatically deny or revoke Class III Gaming licenses or permits to persons:

                           (a) who have been convicted of a felony in any jurisdiction of any crime;

                           (b) who have been convicted of a violation or conspiracy to violate the provisions of this Tribal-State Compact, the Indian Gaming Regulatory Act, or other Tribal or federal laws relating to involvement in Gaming without required licenses or willful evasion of Gaming fees or taxes;

                           (c) having a notorious or unsavory reputation or association with such individuals which adversely affect public confidence and trust in Gaming;

                           (d) whose license or work permit would violate conflict of interest rules in Section 15-1-4 of the Tribal Code; or

                           (e) who are individual applicants under the age of 21.

         8.6      DENIAL, SUSPENSION OR REVOCATION BASED UPON WRITTEN FINDINGS.

                  In the event the Choctaw Gaming Commission receives a written finding from either the National Indian Gaming Commission or the Mississippi Gaming Commission specifying why a particular applicant or employee is not eligible for a Class III Gaming license or work permit under the standards set forth in
                  Section 8.6 above, the Choctaw Gaming Commission shall suspend the applicable Class III Gaming license or permit or shall delay action on the application and shall notify the affected applicant of the suspension and proposed revocation and of a hearing time and place on the proposed revocation. After the hearing, the Choctaw Gaming Commission shall decide to revoke or reinstate the license or permit and shall notify the Mississippi Gaming Commission and the National Indian Gaming Commission of its decision.

         8.7      DISCIPLINE OF EMPLOYEES AND LICENSEES

                  In addition to the automatic license and permit revocations pursuant to Section 8.6, the Choctaw Gaming Commission shall propose regulations containing civil fines, penalties, license or work permit suspensions or revocations that may be imposed by the Choctaw Gaming Commission for violations of Restated Title XV of the Tribal Code and any amendments thereto or provisions of this Compact. Such regulations shall become effective upon approval by the Tribal Council.

         8.8      EMPLOYEE GAMING

                  No person who holds a work permit or license from the Choctaw Gaming Commission in connection with Class III Gaming or who is employed by any of the Tribe's suppliers of Gaming equipment shall be permitted to participate in any Tribal Class III Gaming.

         8.9      PAYING PLAYERS

                  Neither the Tribe nor any of its agents, contractors or employees may employ or pay any person to participate in any Class III Game, including but not limited to any shill or proposition player.

         8.10     MANAGEMENT CONTRACT WITH LICENSED CONTRACTOR

                  (1) The Tribe will have sole proprietary interest in any Casino. The Tribe and a contractor who has been licensed pursuant to Section 8 of this Compact may enter into a management contract for the operation and management of a Casino, provided that such management contract is in compliance with all applicable requirements and provisions of the IGRA.

                  (2) The Tribe shall require all "parties in interest" to a proposed Class III management contract to submit to the Choctaw Gaming Commission information and identification sufficient to allow the Choctaw Gaming Commission to perform or cause to be performed background investigations on each party in interest in accordance with Section 8 herein. The Tribe may require the proposed contractor to cover the costs of these background investigations. A copy of the submitted information and the investigative reports on each party in interest shall be provided by the Choctaw Gaming Commission to the Mississippi Gaming Commission prior to issuance of a Class III Gaming license to the management contractor and prior to the effective date of a Class III management contract. As used in this section, "parties in interest" includes any person or entity (including individuals comprising such entity) having a direct financial interest in, or responsibility for, the management of a Casino pursuant to the management contract, including investors, lenders, general and limited partners, beneficiaries and trustees of a trust acting as a party, corporate officers and directors, all stockholders who hold (alone or in combination with a spouse, parent, child or sibling of stockholder) at least 10 percent of the stock of any corporation which is a party to the contract.

SECTION  9. COST OF OVERSIGHT REGULATION, ENFORCEMENT, IMPROVEMENTS AND
            PROMOTION

         9.1      EXPENSE REIMBURSEMENT

                  The State and Tribe, acting by and through their respective designees, shall mutually agree upon a budget for necessary and actual expenses that may be reasonably incurred by the State during the calendar year in connection with Class III Gaming activities, including, but not limited to, (i) oversight and enforcement actions as provided for under this Compact, (ii) additional manpower and equipment required by the Department of Public Safety due to increased traffic control on State highways leading to a Casino, and (iii) costs in making any necessary improvements to an intersection of a State highway with a Bureau of Indian Affairs or Tribal road leading to a Tribal Casino as a result of increased traffic due to Class III gaming activities and utilizing governmental grants and road funds, where available. For purposes of this Section 9, "Calendar Year" means the twelve month time frame beginning on the date of commencement of operations of the Casino. The State shall prepare a quarterly payment request for actual expenses specified in the approved budget, incurred by the State during the preceding quarter, which shall be paid within thirty (30) days thereafter.

         9.2      PROMOTION OF TOURISM

                  Subject to the State designating Tribal lands as a State tourism council area, the Tribe and the State shall separately provide $250,000 each year in matching funds to be used for advertising and promotion of tourism. The Tribe's $250,000 per year contribution shall be paid in quarterly installments of $62,500 each, conditioned upon the Tribe receiving profits of at least $62,500 from the preceding quarter of Class III Gaming operations. For purposes of this Section 9.2, quarterly payment dates shall be January 15, April 15, July 15, and October 15, unless otherwise agreed by the parties.

SECTION 10. DISPUTE RESOLUTION

In the event that either party believes that the other party has failed to comply with any requirement of this Compact or applicable regulations thereunder, or in the event of any disagreement or dispute as to the proper interpretation of the terms and conditions of this Compact, the following procedures shall apply:

         10.1 The party asserting noncompliance or seeking an interpretation shall serve written notice on the other party. The notice shall identify the specific Compact provision alleged to have been violated and shall specify in detail the factual basis for the alleged noncompliance of the Compact provision for which interpretation is sought. Thereafter, the Governor and Tribal Chief, or their designated representatives, shall meet within thirty (30) days in an effort to resolve the dispute.

         10.2 In the event the dispute is not resolved to the satisfaction of the parties within ninety (90) days after service of the notice set forth in Section 10.1 above, the dispute shall be resolved through arbitration, as follows:.

                  (1)      The parties shall agree upon one arbitrator.

                  (2) If the parties are unable to so agree, the Tribe and the State shall each select one arbitrator, who thereafter shall select a third arbitrator with expertise in the subject matter of the dispute, and the three arbitrators so selected shall arbitrate the dispute. In the event the two arbitrators selected by the parties are unable to agree on a third arbitrator, the third arbitrator shall be appointed by the American Arbitration Association.

                  (3) The arbitrators shall meet with the parties immediately after their appointment to determine a schedule for arbitration, including whether and to what extent discovery is required. The arbitrators may set the matter for an evidentiary hearing, or oral argument, or may determine to dispose of the dispute based upon written submissions only. If an evidentiary hearing is held, the normal rules of evidence shall be relaxed, pursuant to the arbitrators' discretion. All parties shall have the right to participate in the hearing and may determine the most effective and efficient method for the presentation of their case. The parties may present evidence through live testimony, written reports and affidavits, or the argument of counsel or its representative at the hearing. The parties may be represented by any person of their choice at proceedings before the arbitrators, irrespective of whether the representative is an attorney.

                  (4) The cost of arbitration shall be borne equally by the Tribe and State. All parties shall bear their own costs and attorney fees associated with their participation in arbitration. The decision of the arbitrators shall be final and non-reviewable. Any party may pursue any remedy which is otherwise available to that party to enforce orders of the arbitrators in the event voluntary compliance does not occur.

SECTION 11. RESERVATION OF RIGHTS UNDER THE IGRA

The State and Tribe agree that by entering into this Compact, the Tribe shall not be deemed to have waived its right to initiate and pursue the procedures provided by the IGRA if the State should refuse to enter into a compact with respect to other forms of Class III Gaming, and neither the State nor the Tribe shall be deemed to have waived any rights, arguments or defenses applicable to such a procedure.

SECTION 12. ALCOHOLIC BEVERAGE LICENSE

In the event that the Tribal Council passes an ordinance approved by the Secretary that allows sales of alcoholic beverages on or about Casino premises or adjacent property on Tribal lands designated by the Tribal Council as a resort area, then the State will designate the same Tribal lands as a resort area and shall authorize sales of liquor from the State warehouse to the Tribe and persons or entities as may be authorized by the Tribe to sell alcoholic beverages on designated Tribal lands, and the Tribe and such persons or entities as it may authorize to sell alcoholic beverages will purchase liquor exclusively from the State warehouse.


SECTION 13. SEVERABILITY

Each provision, section, and subsection of this Compact shall stand separate and independent of every other provision, section, or subsection. In the event that a court of competent jurisdiction shall find any provision, section, or subsection of this Compact to be invalid, the remaining provisions, sections, and subsections of the Compact shall remain in full force and effect.

SECTION 14. NOTICES

All notices required or authorized to be served under this Compact shall be served by certified mail (return receipt requested), commercial overnight courier service or by personal delivery, at the following addresses:

                  Governor:         State of Mississippi
                                    P.O.  Box 139
                                    Jackson, MS 39205

                  Tribal Chief:     Mississippi Band of Choctaw Indians
                                    P.O.  Box 6010
                                    Philadelphia, MS 39350

SECTION 15. EFFECTIVE DATE AND DURATION

         15.1     EFFECTIVE DATE

                  This Compact shall become effective upon execution by the Governor of the State and the Tribal Chief, approval by the Secretary of the Interior and publication of that approval in the Federal Register pursuant to the IGRA. This Compact is entered into pursuant to the IGRA.

         15.2     DURATION

                  This Compact shall remain in full force and effect until terminated by mutual consent of the parties.

SECTION 16. AMENDMENTS

The State or the Tribe may, by appropriate and lawful means, request negotiations to amend, replace or repeal this Compact. In the event of a request for renegotiation or the negotiation of a new Compact, this Compact shall remain in effect until renegotiated or replaced. Such requests shall be served pursuant to Section 14. If such a request is made by the Tribe, it shall be treated as a request to negotiate pursuant to the IGRA. The parties shall have 180 days to negotiate, and all further procedures and remedies available under the IGRA shall thereafter apply. The Tribe and the State may agree to extend the 180 day period without prejudice to the rights of either party under this Section. Any amendment to this Compact must be approved by the Secretary.

SECTION 17. ENTIRE AGREEMENT; SUCCESSORS AND ASSIGNS.

This Compact contains the entire agreement of the parties hereto with respect to the matters covered by this Compact and no other statement, agreement, or promise made by any party, officer, or agent of any party shall be valid or binding. This Compact shall by binding upon the successors and assigns of the parties hereto.

SECTION 18. GOVERNING LAW.

This Compact shall be governed by and construed in accordance with the laws of the United States.

SECTION 19. JUDICIAL ENFORCEMENT.

Any judicial action brought to enforce the terms of an arbitration decision rendered under Section 10 of the Compact shall be brought only in the appropriate United States District Court; provided however, that if a United States District Court should first determine that it lacks subject matter jurisdiction over such a cause of action, an enforcement action may then be instituted in the courts of the State.

SECTION 20. AUTHORITY TO EXECUTE.

Each of the undersigned represents that he is duly authorized and has the authority to execute this agreement on behalf of the party for whom he is signing.

STATE OF MISSISSIPPI                        MISSISSIPPI BAND OF CHOCTAW INDIANS


/s/ KIRK FORDICE                            /s/ PHILLIP MARTIN
------------------------------------        ------------------------------------
KIRK FORDICE, GOVERNOR                      PHILLIP MARTIN, CHIEF

DATE:          12/4/92                      DATE:    12/4/92
       -----------------------------             -------------------------------


                                            /s/ FRANK STEVE
                                            ------------------------------------
                                            FRANK STEVE, SECRETARY-TREASURER



                                            DATE:    12/4/92
                                                  -----------------------------



BUREAU OF INDIAN AFFAIRS


------------------------------------
SECRETARY OF INTERIOR

DATE:
       -----------------------------

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